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                                                                    EXHIBIT 21.1

                      RODMAN & RENSHAW CAPITAL GROUP, INC.

                                  SUBSIDIARIES


COMPANY                                                 STATE OF INCORPORATION
- - - - -----------------------------------------               ----------------------
Rodman & Renshaw, Inc.                                  Delaware

Rodman Advisory Services Inc.                           Delaware

Rodman & Renshaw Chicago Theatre Ltd.                   Delaware

Rodman & Renshaw Futures Management, Inc.               Delaware

Rodman River West, Inc.                                 Delaware

Rodman Trading, Inc.                                    Delaware